EXHIBIT 10.4
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                         CERTIFICATE PURCHASE AGREEMENT

                                      among

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                                   as Trustee

                       CHARMING SHOPPES RECEIVABLES CORP.,
                                    as Seller

                            SPIRIT OF AMERICA, INC.,
                                   as Servicer

                                       and

                      THE CLASS D HOLDERS DESCRIBED HEREIN



                          dated as of November 22, 2002



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         CERTIFICATE PURCHASE AGREEMENT, dated as of November 22, 2002, among
WACHOVIA BANK, NATIONAL ASSOCIATION, as trustee (together with its successors and assigns, the "Trustee") for the Charming Shoppes Master Trust (the "Trust"), SPIRIT OF AMERICA, INC., a Delaware corporation ("Spirit, Inc."), as Servicer, CHARMING SHOPPES RECEIVABLES CORP., a Delaware corporation ("CSRC"), as Seller, the Uncovered Class D-1 Holder (as defined herein) and the purchaser of the Class D-2 Certificates (in such capacity, the "Initial Class D-2 Holder"; and together with its permitted transferees, the "Class D-2 Holders") and the Covered Class D-1 Holders (as defined herein) a party hereto from time to time.

         WHEREAS the Seller, the Servicer and the Trustee have entered into a Second Amended and Restated Pooling and Servicing Agreement, dated as of November 25, 1997 (as amended on July 22, 1999 and May 8, 2001 and as the same may from time to time be further amended, modified or otherwise supplemented, the "Pooling and Servicing Agreement"), for the Trust and the Series 2002-1 Supplement, dated as of November 20, 2002 to the Pooling and Servicing Agreement (as the same may from time to time be amended, modified or otherwise supplemented, the "Supplement");

         WHEREAS the Trust proposes to issue and sell certain Investor Certificates, designated as the Class A Certificates, the Class B Certificates, the Class C Certificates, and the Class D Certificates, pursuant to the Pooling and Servicing Agreement and the Supplement; and

         WHEREAS it is a condition to the issuance of the Class A Certificates , the Class B Certificates and the Class C Certificates that the Initial Class D Holders enter into this Agreement and purchase the Class D Certificates provided for herein;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                   Definitions

         SECTION 1.1 Defined Terms. Unless otherwise defined herein, all terms used herein which are defined in the Pooling and Servicing Agreement or the Supplement shall have the meanings assigned thereto in the Pooling and Servicing Agreement or the Supplement, as the case may be, and the following terms shall have the following meanings:

         "Act" shall mean the Securities Act of 1933, as amended.

         "Agreement" shall mean this Certificate Purchase Agreement, as amended, supplemented or otherwise modified from time to time.

         "APA Shortfall" shall mean, with respect to each Distribution Date, any unfunded amount payable to the Covered Class D-1 Holders under subsection 2.2(b)(ii) after giving effect to the distributions of Available Principal Amounts pursuant to subsection 2.2(b) on such Distribution Date.


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         "Available Amounts" shall mean, with respect to each Distribution Date, sum of Available Interest Amounts, Available Principal Amounts and Available Additional Amounts, in each case, as of such Distribution Date.

         "Available Additional Amounts" shall mean, with respect to each Distribution Date, the sum of (a) the amounts distributed by the Servicer or the Trustee (acting in accordance with instructions of the Servicer) for application under this Agreement pursuant to subsection 4.11(q) of Article IV under Section 7 of the Supplement and (b) any Available Interest Amounts remaining after giving effect to distributions thereof on such Distribution Date pursuant to subsection 2.2(a).

         "Available Interest Amounts" shall mean, with respect to each Distribution Date, an amount equal to the sum of the amount distributed by the Servicer or the Trustee (acting in accordance with instructions of the Servicer) for application under this Agreement pursuant to subsection 4.11(m) of Article IV under Section 7 of the Supplement.

         "Available Principal Amounts" shall mean, with respect to each Distribution Date, an amount equal to the amount distributed by the Servicer or the Trustee (acting in accordance with instructions of the Servicer) for application under this Agreement pursuant to subsection 4.9(e)(i), 4.9(f)(iv) or 4.9(f)(v), as applicable, of Article IV under Section 7 of the Supplement.

         "Charming Shoppes" shall mean Charming Shoppes, Inc., a Pennsylvania corporation.

         "Class A and B Certificate Purchase Agreement" shall mean the Certificate Purchase Agreement, dated as of the date hereon among CSRC, the Servicer, the Trustee and ING Financial Markets LLC, as initial Purchaser.

         "Class C Purchase Agreement" shall mean the Certificate Purchase Agreement, dated as of the date hereof, among CSRC, Fashion Service Corp., the Servicer, the Trustee and the Class C Certificateholders named therein, as amended, modified or otherwise supplemented from time to time.

         "Class D Expected Final Payment Date" shall mean the May, 2008 Distribution Date.

         "Class D Holders" shall mean the Class D-1 Holders and the Class D-2 Holders.

         "Class D-1 Additional Interest" shall mean, on any Distribution Date, an amount equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the sum of the Class D-1 Certificate Rate and 1% times
(ii) any Class D-1 Deficiency Amounts from the prior Distribution Date (or the portion thereof which has not theretofore been paid to the Class D-1 Holders).

         "Class D-1 Certificate Rate" shall mean LIBOR plus the "Applicable Spread" as defined in the D-1 Fee Letter.

         "Class D-1 Deficiency Amount" shall have the meaning assigned thereto in the Supplement.

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         "Class D-1 Holders" shall mean the Covered Class D-1 Holders and the
Uncovered Class D-1 Holder.

         "Class D-1 Reduction Amount" shall mean, on any day, the aggregate unreimbursed amount by which the Class D-1 Investor Interest has been reduced below the Class D-1 Initial Investor Interest for reasons other than the payment of principal to the Class D-1 Certificateholders.

         "Class D-1 Reduction Rate" shall mean, on any day, the Class D-1 Certificate Rate in effect on such Distribution Date plus the "Reduction Spread" as defined in the D-1 Fee Letter.

         "Class D-1 Transfer Amount" shall mean, with respect to each Distribution Date, the lesser of (x) the Covered Class D-1 Investor Interest as of such Distribution Date (after giving effect to all reductions thereto pursuant to Section 2.5(a) and 2.2(b)(i) on such Distribution Date) and (y) the excess, if any, of the Required Class D Transfer Amount over the Net Transferred Amount as of the preceding Distribution Date.

         "Class D-2 Certificate Rate" shall mean LIBOR plus the "Applicable Spread" as defined in the D-2 Fee Letter.

         "Class D-2 Deficiency Amount" shall have the meaning assigned thereto in the Supplement.

         "Class D-2 Holders" shall have the meaning assigned thereto to in the preamble to this Agreement.

         "Closing Date" shall mean November 22, 2002.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Commercial Paper" shall mean the commercial paper promissory notes issued by a Structured Holder in the commercial paper market.

         "Commission" shall mean the Securities and Exchange Commission.

         "Covered Class D-1 Holders" shall mean the Initial Covered Class D-1 Holder and each of its permitted transferees other than CSRC.

         "Covered Class D-1 Investor Interest" shall mean, on any date of determination, an amount equal to (a) the Class D-1 Initial Investor Interest minus (b) the aggregate amount of principal payments made to the Covered Class D-1 Holders prior to such date minus (c) the aggregate amount of Class D-1 Reduction Amount allocated to the Covered Class D-1 Investor Interest pursuant to Section 2.5(a) on all prior Distribution Dates minus (d) the amount of any reduction to the Covered Class D-1 Investor Interest as a result of the purchase by the Seller and subsequent cancellation of the Covered Class D-1 Certificates pursuant to Section 4.16 of the Supplement minus (e) the Net Transferred Amount prior to such date plus (f) the aggregate Reimbursement Amount for all prior Distribution Dates allocated to the Covered Class D-1


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Investor Interest pursuant to Section 2.5(b); provided, however, that the
Covered Class D-1 Investor Interest may not be reduced below zero.

         "Covered D-1 Commitment Amount" shall mean, with respect to each Distribution Date, an amount equal to the portion of Class D-1 Monthly Interest and Class D-1 Deficiency Amount payable to the Uncovered Class D-1 Holder that is attributable to the payment of the "Applicable Spread" component of the Class D-1 Certificate Rate; it being understood that payments of Class D-1 Monthly Interest shall be allocated first to the payment of the "Applicable Spread" component and then to the "LIBOR" component of the Class D-1 Certificate Rate.

         "Covered Purchase Date" shall mean the date upon which the Covered Class D-1 Holders purchase the Class D-1 Certificate representing the Covered Class D-1 Investor Interest.

         "Covered Shortfalls" shall mean, with respect to any Distribution Date, the aggregate unfunded amounts pursuant to subsections 2.2(c)(i) through (c)(v) for which the Covered Class D-1 has received Redirected Payments.

         "Credit Agreement" shall mean any agreement now or hereafter entered into by a Structured Holder providing for the issuance of one or more letters of credit for the account of such Structured Holder, the making of loans to such Structured Holder or any other extensions of credit to or for the account of such Structured Holder to support all or any part of such Structured Holder's payment obligations under its Commercial Paper or to provide an alternate means of funding such Structured Holder's investments in accounts receivable or other financial assets, in each case as amended, supplemented or otherwise modified from time to time.

         "CSRC" has the meaning assigned thereto in the preamble.

         "D-1 Fee Letter" shall mean the letter agreement, dated as of the date hereof, among the Seller, the Servicer, the Covered Class D-1 Holders, a party thereto from time to time and the Uncovered Class D-1 Holder, as amended or otherwise modified from time to time.

         "D-2 Fee Letter" shall mean the letter agreement, dated as of the date hereof, among the Seller, the Servicer and the Initial Class D-2 Holder, as amended or otherwise modified from time to time.

         "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

         "Excess Yield Percentage" shall mean, with respect to any Distribution Date, the result (expressed as a percentage) of a fraction, the numerator of which is the product of (a) the Excess Spread for such Distribution Date, minus
(i) the Shared Excess Finance Charge Collections included in the calculation of Excess Spread for such Distribution Date, and (ii) the sum of (A) amounts required to be applied pursuant to subsections 4.11(a) through (p) of the Supplement plus (B) the amounts required to be applied pursuant to subsection 2.2(c) (other than clauses (iv) through (vi) and (viii) thereof) of this Agreement times (b) twelve, and the denominator of which is the Series Investor Interest for such Distribution Date.

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         "Foreign" shall mean, with respect to any Funding Source that is an assignee or participant of a Structured Holder, any Person not organized under the laws of the United States, one of the states thereof, or the District of Columbia.

         "Funding Agreement" shall mean any agreement or instrument executed by any Funding Source with or for the benefit of a Structured Holder.

         "Funding Source" shall mean any insurance company, bank or other financial institution providing liquidity, credit enhancement or back-up purchase support or facilities to a Structured Holder in respect of commercial paper issued by such Structured Holder, the proceeds of which were used to fund the Class D-1 Investor Interest.

         "GAAP" shall mean United States generally accepted accounting principles.

         "Initial Class D Holders" shall mean the Uncovered Class D-1 Holder and the Initial Class D-2 Holder.

         "Initial Class D-2 Holder" shall have the meaning assigned thereto in the preamble of this Agreement.

         "Initial Covered Class D-1 Holder" shall mean the initial purchaser, other than CSRC, of the Class D-1 Certificate representing the Covered Class D-1 Investor Interest.

         "Insolvency Event" shall mean, with respect to any Person, that any proceeding shall be instituted by or against such Person seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, conservatorship or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian, conservator, sequestrator or other similar official for it or for any substantial part of its property.

         "Net Transferred Amount" shall mean, with respect to any Distribution Date, an amount equal to the remainder of (x) the sum of (1) the aggregate amount paid to the Covered Class D-1 Holders pursuant to subsections 2.2(b)(ii) and (c)(v) on all prior Distribution Dates plus (2) the aggregate amount of Redirected Payments received by the Covered Class D-1 Holder pursuant to subsection 2.2(d)(i) in respect of any Covered Shortfalls attributable to subsection 2.2(c)(v) minus (y) aggregate amount paid to the Uncovered Class D-1 Holder pursuant to Section 3.2 on all prior Distribution Dates.

         "Pooling and Servicing Agreement" shall have the meaning assigned thereto in the recitals to this Agreement.

         "Proposed Transfer" shall have the meaning assigned thereto in Section 7.8(c).

         "Redirected Payments" shall mean the aggregate amount of payments to the Uncovered Class D-1 Holder and Class D-2 Holder reallocated to the Covered Class D-1 Holder pursuant to Section 2.2(d)(i).

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         "Regulation D" shall mean Regulation D of the Federal Reserve Board, or any other regulation of the Federal Reserve Board that prescribes reserve requirements applicable to nonpersonal time deposits or "Eurocurrency Liabilities" as presently defined in Regulation D, as in effect from time to time.

         "Regulatory Change" shall mean, relative to any Funding Source:

         (a) any change in (or the adoption, implementation, phase-in or commencement of effectiveness of) any

                  (i) United States federal or state law or foreign law applicable to such Funding Source;

                  (ii) regulation, interpretation, directive, requirement or request (whether or not having the force of law) applicable to such Funding Source of (A) any court, government authority charged with the interpretation or administration of any law referred to in clause
         (a)(i) or (B) any fiscal, monetary or other authority having jurisdiction over such Funding Source; or

                  (iii) generally accepted accounting principles or regulatory accounting principles applicable to such Funding Source and affecting the application to such Funding Source of any law, regulation, interpretation, directive, requirement or request referred to in clause
         (a)(i) or (a)(ii) above; or

         (b) any change in the application to such Funding Source of any existing law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (a)(i), (a)(ii) or (a)(iii) above.

         "Reimbursement Amount" shall mean, with respect to any Distribution Date, the aggregate amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available on such Distribution Date pursuant to subsection 4.11(p) of Article IV under Section 7 of the Supplement for the purpose of reimbursing Class D-1 Investor Charge-Offs and Class D-1 Reallocated Principal Collections.

         "Repayment Amount" shall mean, as of any date, amounts owed to the Class D Holders hereunder or under the Supplement.

         "Required Class D Holders" shall mean (1) on or after the Covered Purchase Date, for so long as the Covered Class D-1 Investor Interest remains outstanding, the Covered Class D-1 Holders and (2) otherwise, holders of Class D Certificates representing more than 50% of the Class D Investor Interest.

         "Required Class D Transfer Amount" shall have the meaning specified in an amendment to this Agreement, entered into on or before the Covered Purchase Date.

         "Spirit, Inc." has the meaning assigned thereto in the preamble.



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         "Structured Holder" shall mean any Class D-1 Holder the principal business of which consists of issuing Commercial Paper to fund its acquisition and maintenance of receivables, accounts, instruments, chattel paper, general intangibles and other similar assets or interests therein and which is required by any nationally recognized rating agency which is rating such Commercial Paper to obtain from its principal debtors an agreement such as that set forth in subsection 8.16(b) of this Agreement in order to maintain such rating.

         "Supplement" shall have the meaning assigned thereto in the recitals to this Agreement.

         "Taxes" shall mean, in the case of any Funding Source that is an assignee or participant of a Structured Holder, taxes, levies, imposts, deductions, charges, withholdings and liabilities, now or hereafter imposed, levied, collected, withheld or assessed by any country (or any political subdivision thereof), excluding income or franchise taxes imposed on it by (i) the jurisdiction under the laws of which such Funding Source is organized (or by any political subdivision thereof), (ii) any jurisdiction in which an office of such Funding Source funding the Class D-1 Investor Interest is located (or any political subdivision thereof), or (iii) any jurisdiction in which such Funding Source is already subject to tax.

         "Trigger Increase Event" shall mean any of the following events: (a) the occurrence of an Early Amortization Event with respect to the Series 2002-1 Certificates (whether or not waived by the holders of the Series 2002-1 Certificates or declared by the Trustee), unless waived by the Covered Class D-1 Holders, (b) notice by the Covered Class D-1 Holders to the Servicer of a failure by the Seller or the Servicer of its obligation to make or to give instructions to the Trustee for the making of, any payment, transfer or deposit required by the terms of the Pooling and Servicing Agreement, the Supplement or this Agreement (unless, in either case, waived by the Covered Class D-1 Holders or cured on or before the applicable Distribution Date after the applicable Seller or the Servicer receives notice of the failure to make or give instructions for the making of such payment, transfer or deposit), (c) notice by the Covered Class D-1 Holders of a breach by the Seller or the Servicer of a representation, warranty or covenant under this Agreement (unless waived by the Covered Class D-1 Holders or cured within 30 days after the Seller or the Servicer receives notice of such breach) or (d) on or after any date on which the Seller has reduced any designated percentage of Principal Receivables to be treated as Finance Charge Receivables, the average of the Excess Yield Percentages for the current and two preceding Distribution Dates (calculated as if the amount of such designated percentage is zero) is less than 0%, unless waived by the Covered Class D-1 Holders or on any subsequent Distribution Date, such average is greater than 0%.

         "Trust" has the meaning assigned thereto in the preamble.

         "Trustee" has the meaning assigned thereto in the preamble.

         "Uncovered Class D-1 Deficiency Amount" shall mean, with respect to each Distribution Date, the remainder of (1) the Class D-1 Deficiency Amount payable to the Uncovered Class D-1 Holder on such Distribution Date minus (2) the portion thereof included in the Covered D-1 Commitment Amount for such Distribution Date.

         "Uncovered Class D-1 Holder" shall mean CSRC.

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         "Uncovered Class D-1 Investor Interest" shall mean, on any date of determination, an amount equal to (a) Net Transferred Amount from all prior Distribution Dates minus (b) the aggregate amount of principal payments made to the Uncovered Class D-1 Holder prior to such date minus (c) the aggregate amount of Class D-1 Reduction Amount allocated to the Uncovered Class D-1 Investor Interest pursuant to Section 2.5(a) on all prior Distribution Dates minus (d) the amount of any reduction to the Uncovered Class D-1 Investor Interest as a result of the purchase by the Seller and subsequent cancellation of the Covered Class D-1 Certificates pursuant to Section 4.16 of the Supplement plus (f) the aggregate Reimbursement Amount for all prior Distribution Dates allocated to the Uncovered Class D-1 Investor Interest pursuant to Section 2.5(b); provided, however, the Uncovered Class D-1 Investor Interest may not be reduced below zero.

         "Uncovered Class D-1 Monthly Interest" shall mean, with respect to each Distribution Date, the remainder of (1) the Class D-1 Monthly Interest payable to the Uncovered Class D-1 Holder on such Distribution Date minus (2) the portion thereof included in the Covered D-1 Commitment Amount for such Distribution Date.

         SECTION 1.2 Other Definitional Provisions.

         (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

         (b) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

         (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection, Schedule, Attachment and Exhibit references are to this Agreement, unless otherwise specified. The words "including" and "include" shall be deemed to be followed by the words "without limitation."

                                   ARTICLE II

                    Amount and Terms of Class D Certificates

         SECTION 2.1 Purchase. (a) Subject to terms and conditions hereof, on the Closing Date, (i) the Initial Class D-2 Holder hereby agrees to purchase a Class D-2 Certificate in a principal amount equal to the amount set forth opposite its name in Schedule I hereto for a purchase price equal to 100% of such principal amount, which purchase price shall be paid by reducing the Seller Interest by a corresponding amount, and (ii) the Uncovered Class D-1 Holder hereby agrees to accept delivery of a Class D-1 Certificate with an initial principal amount equal to zero. An additional Class D Certificate shall be issued to the Initial Covered Class D-1 Holder, in an amount agreed between such Holder and CSRC.

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         (b) Except as otherwise set forth herein, all rights of any Class D
Holder with respect to any Class D Certificate shall be governed by the Pooling and Servicing Agreement and the Supplement.

         SECTION 2.2 Distributions. On each Distribution Date, the Trustee (at the direction of the Servicer and upon receipt of the report substantially in the form of Exhibit A hereto to be delivered to each Class D Holder on the related Determination Date) shall distribute Available Amounts with respect to such date to the following Persons in the order of priority listed below:

         (a) Available Interest Amounts shall be distributed as follows:

                  (i) an amount equal to Class D-1 Monthly Interest plus the Class D-1 Deficiency Amount for such Distribution Date, in each case to the extent payable to the Covered Class D-1 Holders, plus the Covered D-1 Commitment Amount, if any, shall be distributed to the Covered Class D-1 Holders;

                  (ii) subject to paragraph (d) below, an amount equal to the lesser of (A) any amounts remaining after the payment made pursuant to clause (i) above and (B) an amount equal to the Uncovered Class D-1 Monthly Interest plus the Uncovered Class D-1 Deficiency Amount for such Distribution Date shall be distributed to the Uncovered Class D-1 Holder; and

                  (iii) subject to paragraph (d) below, an amount equal to the lesser of (A) any amounts remaining after the payments made pursuant to clauses (i) and (ii) above and (B)an amount equal to Class D-2 Monthly Interest plus the Class D-2 Deficiency Amount for such Distribution Date shall be distributed to the Class D-2 Holders.

         (b) Available Principal Amounts shall be distributed as follows:

                  (i) an amount equal to the lesser of (A) the Covered Class D-1 Investor Interest and (B) the Class D-1 Monthly Principal, if any, shall be distributed to the Covered Class D-1 Holders;

                  (ii) an amount equal to the lesser of (A) any amounts remaining after the payments made pursuant to clause (i) above and (B) an amount equal to the Class D-1 Transfer Amount shall be distributed to the Covered Class D-1 Holders;

                  (iii) an amount equal to the lesser of (A) any amounts remaining after the payments made pursuant to clauses (i) and (ii) above and (B) the lesser of (1) the Uncovered Class D-1 Investor Interest (calculated after giving effect to any increases to the Uncovered Class D-1 Investor Interest as a result of clause (ii) above) and (2) Class D-1 Monthly Principal, if any, shall be distributed to the Uncovered Class D-1 Holder; and

                  (iv) an amount equal to the lesser of (A) any amounts remaining after the payments made pursuant to clauses (i) through (iii) above and (B) the Class D-2 Monthly Principal, if any, on such Distribution Date shall be distributed to the Class D-2 Holders.

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         (c) Available Additional Amounts shall be distributed as follows:

                  (i) an amount equal to any Class D-1 Additional Interest for such Distribution Date (and any Class D-1 Additional Interest previously payable pursuant to this clause (i) but not paid on a prior Distribution Date), in each case to the extent payable to the Covered Class D-1 Holders, shall be distributed to the Covered Class D-1 Holders;

                  (ii) an amount equal to the lesser of (A) any amounts remaining after the payments made pursuant to clause (i) above and (B) an amount equal to the sum of any amounts owed to the Covered Class D-1 Holders or any Funding Source pursuant to the D-1 Fee Letter and
         Section 2.7 or 7.3 hereof shall be distributed to the Covered Class D-1 Holders;

                  (iii) an amount equal to the lesser of (A) any amounts remaining after the payments made pursuant to clauses (i) and (ii) above and (B) an amount equal to the product of (x) the Class D-1 Reduction Amount allocated to the Covered Class D-1 Investor Interest pursuant to Section 2.5(a) as of the most recently preceding Distribution Date times (y) the Class D-1 Reduction Rate times (z) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, shall be distributed to the Covered Class D-1 Holders;

                  (iv) an amount equal to the lesser of (A) any amounts remaining after the payments made pursuant to clauses (i) through (iii) above and (B) on any Distribution Date occurring during the Early Amortization Period, an amount equal to the portion of any Class D-1 Reduction Amount allocated to the Covered Class D-1 Investor Interest pursuant to Section 2.5(a) then outstanding on such Distribution Date, if any, shall be distributed to the Covered Class D-1 Holders, it being understood that the aggregate amount distributed to the Covered Class D Holders pursuant to subsection 2.2(b) and this subclause (iv) shall not exceed an amount equal to the sum of (w) payments of Class D Monthly Principal made to the Covered Class D-1 Holders during the Controlled Amortization Period plus (x) the Covered Class D-1 Investor Interest as of the last day of the Controlled Amortization Period plus (y) any unreimbursed Class D-1 Reduction Amount allocated to the Covered Class D-1 Investor Interest minus (z) the aggregate amount transferred to the Uncovered Class D-1 Investor Interest during the Early Amortization Period;

                  (v) an amount equal to the lesser of (A) any amount remaining after the payments made pursuant to clauses (i) through (iv) above and
         (B) an amount equal to the APA Shortfall, if any, shall be distributed to the Covered D-1 Holders;

                  (vi) an amount equal to the lesser of (A) any amount remaining after the payments made pursuant to clauses (i) through (v) above and
         (B) an amount equal to any unreimbursed Covered Shortfalls shall be distributed first to the Uncovered Class D-1 Holder and then to the Class D-2 Holder;

                  (vii) an amount equal to the lesser of (A) any amount remaining after the payments made pursuant to clauses (i) through (vi) above and (B) an amount equal to any


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         Class D-1 Additional Interest for such Distribution Date (and any Class
         D-1 Additional Interest previously payable pursuant to this clause
         (vii) but not paid on a prior Distribution Date) to the extent payable to the Uncovered Class D-1 Holder shall be distributed to the Uncovered Class D-1 Holder; and

                  (viii) the balance, if any, shall be distributed to the Holder of the Exchangeable Seller Certificate.

         (d) Notwithstanding initial distributions under paragraph (a) above,

                  (i) If the aggregate amount available for distribution pursuant to paragraph (c) is less than the aggregate amount required to be distributed pursuant to clauses (i) through (v) thereof, the Uncovered Class D-1 Holder and the Class D-2 Holder each hereby instruct that the Servicer direct the Trustee to pay the amount of such deficiency, first from amounts paid to the Class D-2 Holder pursuant to clause (iii) of paragraph (a) above and then from amounts paid to the Uncovered Class D-1 Holder pursuant to clause (ii) of paragraph (a) above, to the Covered Class D-1 Holders. Such amounts shall be applied in accordance with the priorities set forth in clauses (i) through (v) of Section 2.2 (c).

                  (ii) Notwithstanding any reallocation of payments pursuant to clause (i) above or the definition of Covered D-1 Commitment Amount, for purposes of determining amounts to be allocated pursuant to the Supplement (x) each of the Uncovered Class D-1 Holder and the Class D-2 Holder hereby agree that any amounts allocated to them pursuant to the Supplement, whether actually received by them or reallocated pursuant to clause (i) above or by the definition of Covered D-1 Commitment Amount, in either case, shall constitute payment in full of such amounts by the Trust and (y) each of the Seller, the Trustee and the Covered Class D-1 Holders hereby agree that any Covered Shortfalls shall remain payable from allocations under the Supplement on future Distribution Dates regardless of any payments received by the Covered Class D-1 Holders pursuant to clause (i) above, but that such amounts shall be payable to the Uncovered Class D-1 Holder and Class D-2 Holder pursuant to subsection 2.2(c)(vi) rather than to the Covered Class D-1 Holders.

         (e) In order to effect the distributions required to be made under this subsection 2.2, this Agreement hereby requires that amounts be paid pursuant to subsections 4.9(e)(i), 4.9(f)(v) and 4.11(q) of Article IV under Section 7 of the Supplement, in the each case to the extent funds are available for such payment under the terms of the Supplement, to fund amounts described in subsection 2.2(b) and (c), as applicable.

         SECTION 2.3 Interest Rate; Payment Dates.

         (a) The Class D-1 Investor Interest shall bear interest at the Class D-1 Certificate Rate. The Class D-2 Investor Interest shall bear interest at the Class D-2 Certificate Rate.

         (b) The Class D-1 Reduction Amount allocated to the Covered Class D-1 Investor Interest shall bear interest at the Class D-1 Reduction Rate.

         (c) Class D-1 Monthly Interest, Class D-1 Deficiency Amounts, Class D-1 Additional Interest, Class D-2 Monthly Interest, Class D-2 Deficiency Amounts, Class D-1 Monthly Principal and Class D-2 Monthly Principal shall be payable on each Distribution Date, as provided in subsection 2.2 hereof and the Supplement.

         SECTION 2.4 Payments. On or prior to 10:00 a.m., New York City time, on each Distribution Date, the Servicer shall deliver instructions to the Trustee regarding all payments to be made hereunder on such Distribution Date. All payments to be made on behalf of the Trust hereunder, whether on account of principal, interest, or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:30 p.m., New York City time, on the due date thereof, to each Class D Holder in accordance with the terms of the Pooling and Servicing Agreement and the Supplement.

         SECTION 2.5 Allocation of Reductions to Class D-1 Investor Interest.
(a) On any Distribution Date on which there is a Class D-1 Reduction Amount, the Uncovered Class D-1 Investor Interest will be reduced by the amount of such Class D-1 Reduction Amount. If such reduction would cause the Uncovered Class D-1 Investor Interest to be a negative number, the Uncovered Class D-1 Investor Interest will be reduced to zero, and the Covered Class D-1 Investor Interest will be reduced by the amount by which the Uncovered Class D-1 Investor Interest would have been reduced below zero (but for the proviso in the definition thereof).

         (b) On any Distribution Date on which there is a Reimbursement Amount, the Covered Class D-1 Investor Interest will be increased by the amount of such Reimbursement Amount, but not in excess of any unreimbursed Class D-1 Reduction Amount previously allocated to the Covered Class D-1 Investor Interest. If any Reimbursement Amount remains after reimbursing the Covered Class D-1 Investor Interest, the Uncovered Class D-1 Investor Interest will be increased by the amount of such remaining Reimbursement Amount, but not in excess of any unreimbursed Class D-1 Reduction Amount allocated to the Uncovered Class D-1 Investor Interest.

         SECTION 2.6 Nonrecourse and Recourse Obligations; Obligations Absolute. Notwithstanding any provision in any other Section of this Agreement to the contrary, the obligation to pay the Repayment Amount shall be without recourse to (i) the Seller, the Servicer, the Trustee, any Certificateholder, any Certificate Owner, any Receivables Purchaser or any Purchaser Representative or
(ii) any affiliate, officer, director, employee or agent of any Person described in clause (i), and the obligation to pay such amounts hereunder shall be limited solely to the application of Available Amounts, as described in Section 2.2 hereof, in the Pooling and Servicing Agreement and the Supplement, which amounts shall be subordinated to the rights of other Investor Certificateholders as provided herein and in the Pooling and Servicing Agreement and the Supplement.

         SECTION 2.7 Increased Cost, Reduced Return and Taxes.

         (a) If (i) Regulation D or (ii) any Regulatory Change occurring after the date hereof:

                  (A) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Federal Reserve Board), special deposit or similar requirement against assets of any Funding Source, deposits or obligations with or for the account of any Funding Source or with or for the account of any affiliate (or entity deemed by the Federal Reserve Board to be an affiliate) of any Funding Source, or credit extended by any Funding Source under any Funding Agreement; or

                  (B) shall change the amount of capital maintained or required or requested or directed to be maintained by any Funding Source;

                  (C) shall impose any other condition affecting any Class D-1 Certificates owned or funded in whole or in part by any Funding Source, or its obligations or rights, if any, to fund the Class D-1 Investor Interest; or

                  (D) shall change the rate for, or the manner in which the Federal Deposit Insurance Corporation (or a successor thereto) assesses, deposit insurance premiums or similar charges;

and the result of any of the foregoing is or would be

                  (x) to increase the cost to (or in the case of Regulation D referred to above, to impose a cost on) a Funding Source funding the Class D-1 Investor Interest, any purchases, reinvestments, or loans or other extensions of credit under any Credit Agreement, or any commitment of such Funding Source with respect to any of the foregoing,

                  (y) to reduce the amount of any sum received or receivable by a Funding Source under any Credit Agreement with respect thereto, or

                  (z) in the reasonable determination of such Funding Source, to reduce the rate of return on the capital of a Funding Source as a consequence of its obligations arising in connection herewith to a level below that which such Funding Source could otherwise have achieved but for Regulation D or such Regulatory Change, then within thirty days after demand by such Funding Source (which demand shall be accompanied by a statement setting forth the basis of such demand), the Trust shall pay to the applicable Structured Holder solely from Available Amounts available therefor in accordance with Section 2.2(c) for the benefit of such Funding Source, such amounts charged to such Funding Source or to compensate such Funding Source for such reduction. This Section 2.7(a) shall not apply to Taxes.

         (b) Each Funding Source will promptly notify the applicable Structured Holder and the Seller of any event of which it has knowledge which will entitle such Funding Source to compensation pursuant to this Section 2.7; provided, however, no failure to give or delay in giving such notification shall adversely affect the rights of any Funding Source to such compensation.

         (c) In determining any amount provided for or referred to in this
Section 2.7, a Funding Source may use any reasonable averaging and attribution methods that it (in its sole discretion) shall deem applicable. Any Funding Source when making a claim under this Section 2.7 shall submit to the applicable Structured Holder and the Seller a statement as to such increased cost or reduced return (including calculation thereof in reasonable detail), which statement shall, in the absence of demonstrable error, be conclusive and binding upon Seller.

         (d) Each Structured Holder agrees that it shall use its reasonable best efforts to take any action that will avoid the need to pay, or will reduce the amount of, any increased amounts referred to in paragraph (a) and agrees that the Servicer may require such Structured Holder to replace a Funding Source if there arises any obligation to make any payments to such Funding Source pursuant to this Section 2.7; provided that a Structured Holder shall not be obligated to take any actions that would, in the reasonable opinion of such Structured Holder, be disadvantageous to such Structured Holder and shall not be required to replace any Funding Source unless such replacement Funding Source is reasonably acceptable to such Structured Holder.

         (e) Subject to Section 2.7(g), any and all payments made under this Agreement shall be made free and clear of, and without deduction for, any and all present or future Taxes. If any amount of Taxes shall be required by law to be deducted from or in respect of any sum payable hereunder to any Foreign Funding Source that is an assignee or participant of a Structured Holder, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.7(e)), such Foreign Funding Source receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Trustee shall make such deductions and (iii) the Trustee shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law solely from Available Amounts available therefor in accordance with Section 2.2(c).

         (f) Each Foreign Funding Source that is an assignee or participant of a Structured Holder, on or prior to the date pursuant to which it becomes an assignee or participant of the such Structured Holder, and from time to time thereafter if requested in writing by the Seller (unless such Funding Source can no longer lawfully do so due to a change in law subsequent to the date it became an assignee or participant of such Structured Holder hereunder), shall provide Seller and the Trustee with Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Funding Source is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest to zero or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

         (g) For any period with respect to which a Funding Source that is a Foreign assignee or participant of a Structured Holder has failed to provide the Seller with the appropriate form described in Section 2.7(f) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided), such Funding Source shall not be entitled to payments of additional amounts under Section 2.7(e).

                                  ARTICLE III

                   Required Transfers and Required Retransfers

         SECTION 3.1 Transfers to Uncovered Class D-1 Holder. On each Distribution Date on which the Covered Class D-1 Holders receive payments of the Class D-1 Transfer Amount pursuant to subsection 2.2(b)(ii) or (c)(v), the Covered Class D-1 Holder shall be deemed to have transferred a portion of the Covered Class D-1 Investor Interest equal to the amount of such payments. In connection with such deemed transfer, the Covered Class D-1 Investor Interest shall be reduced by the amount of such payments and the Uncovered Class D-1 Investor Interest shall be increased by the amount of such payments.

         SECTION 3.2 Transfers to Covered Class D-1 Holder. (a) Subject to the requirements set forth in paragraph (b) below, on each Distribution Date on which the Uncovered Class D-1 Investor Interest exceeds the Required Class D Transfer Amount for such Distribution Date, the Covered Class D-1 Holder shall be required to pay the amount of such excess to the Uncovered Class D-1 Holder. In connection with such payment, the Uncovered Class D-1 Investor Interest shall be reduced by the amount of such payments and the Covered Class D-1 Investor Interest shall be increased by the amount of such payments.

         (b) The Covered Class D-1 Holder will be obligated to make any payment pursuant to paragraph (a) above on a Distribution Date only if each of the following conditions is satisfied:

                  (i) each of the representations and warranties of the Seller and the Servicer made in the Pooling and Servicing Agreement, the Supplement and this Agreement shall be true and correct in all material respects as of such Distribution Date (except to the extent they expressly relate to an earlier or later time);

                  (ii) the Seller and the Servicer shall be in compliance in all material respects with all of their respective covenants contained in the Pooling and Servicing Agreement, the Supplement and this Agreement;

                  (iii) no Early Amortization Event, Servicer Default or event which with the giving of notice or passage of time or both could become an Early Amortization Event or Servicer Default shall have occurred and be continuing; and

                  (iv) at least one Business Day prior to such Distribution Date, Covered Class D-1 Holder shall have received a completed Notice of Retransfer Funding substantially in the form of Exhibit B hereto.

         (c) Notwithstanding any provisions contained in this Agreement to the contrary, the Covered Class D-1 Holder, if a Structured Holder, shall not, and shall not be obligated to, pay any amount pursuant to this Agreement unless such Covered Class D-1 Holder has excess cash flow from operations or has received funds with respect to such obligation which may be used to make such payment and which funds or excess cash flow are not required to repay Commercial Paper issued by such Covered Class D-1 Holder. Any amount which such Class D-1 Holder does not pay pursuant to the operation of the preceding sentence shall not constitute a claim against the Covered Class D-1 Holder for any such insufficiency unless and until the conditions described in the preceding sentence are satisfied. Nothing described in this paragraph shall be construed to forgive or cancel any obligations of the Class D-1 Holder hereunder.

                                   ARTICLE IV

                              Conditions Precedent

         Sections 4.1 through 4.7 constitute conditions precedent to the obligation of the Initial Covered Class D-1 Holders to purchase the Class D-1 Certificate representing the Covered Class D-1 Investor Interest on the Covered Purchase Date.

         SECTION 4.1 Representations and Warranties. On the Covered Purchase Date, after giving effect to the issuance of Class D-1 Certificates to the Covered Class D-1 Holders, all representations and warranties of the Seller and the Servicer contained in the Purchase Agreement and the Pooling and Servicing Agreement or otherwise made in writing pursuant to any of the provisions hereof or thereof shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of such date (unless such representations and warranties specifically relate to an earlier date).

         SECTION 4.2 Documents. The Initial Covered Class D-1 Holder shall have received an executed copy of each document described in Section 6 of the Class A and B Certificate Purchase Agreement (including reliance letters on all opinions delivered to the Rating Agencies).

         SECTION 4.3 Related Agreements. The Initial Covered Class D-1 Holder shall have received copies of each of the Purchase Agreement, the Pooling and Servicing Agreement, the Security Agreement and the Supplement (which shall be satisfactory to the Covered Class D-1 Holder) and the Class A and B Certificate Purchase Agreement, duly executed by the parties thereto.

         SECTION 4.4 Accountants' Letter. The Initial Covered Class D-1 Holder shall have received a copy of the letter of Ernst & Young, delivered pursuant to
Section 6 of the Class A and B Certificate Purchase Agreement.

         SECTION 4.5 Certificate Issuance. On the Closing Date (i) all Series 2002-1 Certificates shall have been duly executed and authenticated and delivered in accordance with Section 6.2 of the Pooling and Servicing Agreement,
(ii) the Class C Certificates shall have been delivered to the Initial Class C Holders in accordance with the terms of the Class C Purchase Agreement, (iii) the Class D Certificates shall have been delivered to the Initial Class D Holders in accordance with the terms hereof and (iv) the Class A and Class B Certificates shall have been sold pursuant to the Class A and B Certificate Purchase Agreement. On the Covered Purchase Date, a Class D-1 Certificate shall have been delivered to the Covered D-1 Holders in accordance with the terms hereof.

         SECTION 4.6 Officer's Certificates. On the Covered Purchase Date, the Initial Covered Class D-1 Holder shall have received from the Seller and the Servicer, as applicable, a certificate of an Assistant Secretary of the Seller or the Servicer, as the case may be, attaching a copy of the resolutions of the Board of Directors of such Person, authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents to which the

Seller or the Servicer, as applicable, is a party, and as to the incumbency of certain officers of the Seller or the Servicer, as applicable, authorized to execute this Agreement and the other Transaction Documents to which such Person is a party.

         SECTION 4.7 Additional Documents. On the Covered Purchase Date, the Initial Covered Class D-1 Holder shall have received such additional certificates, letters or opinions as it or its counsel may reasonably request.

                                   ARTICLE V

                      Covenants of the Seller and Servicer

         Each of the Seller and Servicer (and each Successor Servicer) covenants and agrees that, until the Class D Investor Interest is reduced to zero, unless the Required Class D Holders shall otherwise consent in writing, each of the Seller and Servicer (and each Successor Servicer) will:

         SECTION 5.1 Certificates. Furnish to the Class D Holders a copy of each certificate, report, statement, notice or other communication furnished by or on behalf of the Seller or the Servicer to the Trustee or to the Rating Agencies concurrently therewith and furnish to the Class D Holders promptly after receipt thereof a copy of each notice, demand or other communication received by or on behalf of Seller or Servicer with respect to the Series 2002-1 Certificates, this Agreement, the Pooling and Servicing Agreement or the Supplement.

         SECTION 5.2 Monthly Status Reports. Furnish to each Class D Holder (or cause to be furnished to each Class D Holder), two Business Days prior to each Distribution Date information relating to distributions of Available Amounts in a certificate substantially in the form of Exhibit A hereto, and such other information with respect to the Trust's property as the Required Class D Holders may reasonably request.

         SECTION 5.3 Servicer Default. Furnish to each Class D Holder, promptly after the occurrence of any Servicer Default, a certificate of an appropriate officer of the Servicer setting forth the circumstances of such Servicer Default and any action taken or proposed to be taken by the Servicer with respect thereto.

         SECTION 5.4 Reassignment of Certificates. Not effect a reassignment of the Series 2002-1 Certificates pursuant to Section 12.2 of the Pooling and Servicing Agreement and Section 4 of the Supplement unless the Class D-1 Investor Interest and all other amounts owing to the Class D-1 Holders hereunder and under the Supplement shall have been paid in full.

         SECTION 5.5 Rule 144A Information. The Seller will promptly furnish or cause to be furnished to any Class D Holder and upon request of any Class D Holder, to any prospective purchaser of any Class D Certificate, copies of the information required to be delivered to Class D Holders and any prospective purchasers pursuant to Rule 144A(d)(4) under the Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Class D Certificates. The Seller shall pay the expenses of printing and distributing all such documents.

         SECTION 5.6 Amendment. (a) Not amend, waive or otherwise modify the provisions of the Supplement or the performance of any of the terms thereof unless the Required Class D Holders have consented in writing to such amendment, waiver or modification, which consent shall not be unreasonably withheld.

         (b) In addition to the requirements of Section 13.1 of the Pooling and Servicing Agreement, not amend the Pooling and Servicing Agreement without the prior written consent of the Required Class D Holders unless such amendment shall not adversely affect in any material respect the interests of the Class D Holders. For the avoidance of doubt, the following actions shall not require the consent of the Required Class D Holders:

         (1) the issuance of a new Series pursuant to and in accordance with the terms of the Pooling and Servicing Agreement;

         (2) the addition of Accounts, including Additional Accounts, pursuant to Section 2.6 of the Pooling and Servicing Agreement;

         (3) the removal of Accounts pursuant to Section 2.7 of the Pooling and Servicing Agreement; and

         (4) the amendment of a supplement or receivables purchase agreement other than the Supplement.

         SECTION 5.7 Trigger Increase Event. Furnish to the Class D Holders, promptly after the occurrence of any Trigger Increase Event, a certificate of an appropriate officer of the Servicer setting forth the circumstances of such Trigger Increase Event and any action taken or proposed to be taken by the Servicer, if any, with respect thereto and furnish to the Class D Holders such other information with respect to any such Trigger Increase Event as any Class D Holder may reasonably request.

                                   ARTICLE VI

                           Representations, Warranties
          and Covenants of the Initial Class D Holders and the Trustee

         SECTION 6.1 Representations, Warranties and Covenants of the Class D Holder. (a) As of the date hereof, the Initial Class D Holder (except no such representation shall be made by the Initial Class D Holder with respect to this
Section 6.1(a)(i))and as of the Covered Purchase Date, each Covered Class D-1 Holder represents and warrants (and each other Class D Holder shall be deemed to represent and warrant as of the date that its acquisition of any Class D Certificate becomes effective) that:

                  (i) (x) it is a "qualified institutional buyer" as that term is defined under Rule 144A of the Act and (y) it is not purchasing its Certificate with a view to making a distribution thereof (within the meaning of the Securities Act);

                  (ii) either (A) it is not (and is not purchasing a Class D Certificate on behalf of) an employee benefit plan, trust or account, including an individual retirement account, within the meaning of Section 3(3) of Title I of the Employee Retirement Income Security Act of 1974, as amended, whether or not subject to that law or that is described in Section 4975(E)(1) of the Code (each, a "Plan") or an entity whose underlying assets include plan assets by reason of a Plan's investment in such entity or (B) it is an insurance company purchasing a Class D Certificate with assets of its general account, and at the time of acquisition and throughout the period of holding, (1) it meets all of the requirements of and is eligible for exemptive relief under Prohibited Transaction Class Exemption 95-60, (2) less than 25% of the assets of such general account are Plan assets and (3) it is not a servicer to the Trust or an affiliate of such a servicer, and would not otherwise be excluded under 29 CFR 2510.3-101(f)(1);

                  (iii) no registration with consent or approval of or other action by any federal, state or other governmental authority or regulatory body having jurisdiction over it is required in connection with the execution, delivery or performance by it of this Agreement; and

                  (iv) such Class D Holder is one Private Holder.

         (b) Each Class D Holder covenants and agrees to maintain as confidential, not disclose to any Person (other than any officer, employee, agent, counsel, advisor or representative of a party hereto) and not use for any purpose other than in connection with this Agreement, all information acquired by such Class D Holder that is not publicly available relating to the Trust, the Originator, the Seller or the Servicer which it obtained in connection with the transactions contemplated hereby, except as the Trustee, the Seller, the Originator or the Servicer may have consented to in writing prior to any proposed disclosure or except as it may have been advised by counsel is (i) required by law, including, without limitation, any securities or banking laws, rules, orders or regulations or (ii) reasonably necessary or desirable in connection with any lawsuit or governmental investigation or proceeding; provided, however, that in any such instance such Class D Holder will notify the Seller and the Servicer of its intention to make any such disclosure prior to making any such disclosure.

         SECTION 6.2 Representations, Warranties and Covenants of the Trustee. As of the date hereof the Trustee represents, warrants and covenants to the Initial Class D Holders and as of the Covered Purchase Date the Trustee represents, warrants and covenants to the Initial Covered Class D-1 Holders that:

                  (i) The Trustee is a national banking association duly authorized to engage in the business of banking under the laws of the United States of America;

                  (ii) The Trustee has full power and authority to deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

                  (iii) This Agreement has been duly executed and delivered by the Trustee and constitutes its legal, valid and binding obligation in accordance with its terms.

                                  ARTICLE VII

                                  Miscellaneous

         SECTION 7.1 Amendments and Waivers. This Agreement shall not be amended or modified without the written consent of the Seller, the Trustee, the Servicer and the Required Class D Holders. No waiver of, or consent to the departure from, any provision of this Agreement by any party hereto shall be effective without the written consent of the Seller, the Servicer, the Trustee, and the Required Class D Holders; provided, however, that no amendment reducing the amount or delaying any payment to be made to the Class D Holders hereunder or modifying the definition of Required Class D Holders shall be effective without the written consent of all Class D Holders.

         SECTION 7.2 Servicer Transfer. In the event that a transfer of servicing occurs under Article X of the Pooling and Servicing Agreement, from and after the effective date of such transfer, the Successor Servicer appointed pursuant to the Pooling and Servicing Agreement, and not Spirit, Inc., shall be responsible for the performance of all servicing functions to be performed by the Servicer from and after such date, except as provided in the Pooling and Servicing Agreement. Such transfer shall not affect any rights or obligations of Spirit, Inc. which arose prior to the effective date of the transfer of servicing or the rights or obligations of Spirit, Inc. under subsections 2.2 and
Article V (in the case of Sections 5.2 or 5.3 under Article V, excluding any documents received by any Successor Servicer and also excluding any documents received by Spirit, Inc. from the Successor Servicer), whether arising before or after such date.

         SECTION 7.3 Fees and Expenses. Each party shall pay all fees and expenses incurred by it in connection with preparing and entering into this Agreement. The Trust through the Trustee (acting in accordance with instructions of the Servicer), but solely to the extent funds are available therefor under subsection 2.2(c), and the Seller agree to pay on demand all reasonable costs and expenses of the Class D Holders in connection with any amendment to, or any waiver requested under, this Agreement, and of the Class D Holders in connection with the "work-out" or enforcement of its rights under this Agreement or any of the other documents delivered in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of its legal counsel with respect thereto.

         SECTION 7.4 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PROVISIONS.

         SECTION 7.5 No Waiver. Neither any failure nor any delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege.

         SECTION 7.6 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 7.7 Termination. This Agreement shall remain in full force and effect until the earlier of (i) the payment in full of the Class D Investor Interest and all other amounts payable to the Class D Holders hereunder and under the Supplement and (ii) the Series 2002-1 Termination Date provided that Sections 7.10, 7.11 and 7.16 shall survive the termination of this Agreement.

         SECTION 7.8 Transfer Restrictions. (a) The Initial Covered Class D-1 Holders shall deliver on or prior to the Covered Purchase Date to the Seller and the Trustee a purchaser representation letter substantially in the form attached hereto as Exhibit C for such Initial Covered Class D-1 Holder and for each Funding Source executing a liquidity agreement as a "Liquidity Bank" on such date. Additionally, for so long as any Structured Holder is a Covered Class D-1 Holder, such Structured Holder shall require each Funding Source that executes a Credit Agreement or liquidity agreement pursuant to which such Funding Source agrees to purchase an interest in all or a portion of the Class D-1 Investor Interest from time to time to deliver to the Seller and the Trustee a purchaser representation letter substantially in the form attached hereto as Exhibit C for such Funding Source on or prior to the execution of such Credit Agreement or liquidity agreement. No Class D Certificate may be offered, sold or otherwise transferred to any Person (other than the Seller) unless (x) the Seller shall have been given an opportunity to purchase such Class D Certificate in accordance with subsection 7.8(c) and (y) if the Seller does not exercise its right to purchase such Class D Certificate, the Seller shall have given its prior written approval to such offer, sale or transfer (which approval shall not be unreasonably withheld). In addition, no Class D-2 Certificate held by the Seller or an Affiliate may be sold or transferred to any Person (other than the Seller or one of its Affiliates) without the prior written consent of the Required Class D-1 Holders. Each Class D Holder further agrees that it will not make any general solicitation or general advertising for the offer or sale of its Class D Certificate and will not transfer its Class D Certificate (or any portion thereof) to any Person except to a Person within the United States which such Class D Holder reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Act) that is purchasing (1) for its own account or (2) for the account of a "qualified institutional buyer" (as so defined) that is aware that such resale, pledge or transfer is being made in reliance on an exemption from registration under the Act. Additionally, no such transfer shall be made to any Person unless such Person shall have delivered to the Seller and the Trustee a purchaser representation letter substantially in the form attached hereto as Exhibit C. Each Class D Holder further agrees to provide to any Person purchasing a Class D Certificate (or any portion thereof) from it a notice advising such purchaser that resales of the Class D Certificates are restricted as stated above.

         (b) Seller shall not execute, and (if given prior written notice by the Servicer of the inability of the Seller to execute any Subject Instrument by operation of this clause (b)) the Transfer Agent and Registrar shall not register the transfer of, any Class D Certificate unless (i) after giving effect to the execution or transfer of such Class D Certificate, there would be no more than 5 Private Holders of Class D Certificates and (ii) the other conditions to transfer set forth in Section 6.3 of the Pooling Agreement and in Section 17 of the Series 2002-1 Supplement to the Pooling Agreement have been satisfied.

         SECTION 7.9 Notices.

         (a) All notices and other communications provided for hereunder shall be in writing (including telecopy) and, if to the Seller, the Servicer or the Trustee either mailed, telecopied, couriered or delivered to it, addressed to it at its address set forth in the Pooling and Servicing Agreement.

         If such notice is to any Class D-1 Holder, such notice shall be given in accordance with the terms of the Pooling and Servicing Agreement at such address as it shall have specified to the other parties hereto prior to its execution hereof.

         All notices and other communications shall, when mailed, be effective on the first Business Day after the date of receipt, addressed as aforesaid. Any party hereto may change the address or telecopier number to which notices to it are to be sent by notice given to the other parties hereto.

         (b) Any notice or written direction given by a Class D Holder to the Trustee hereunder may conclusively be relied upon by the Trustee, absent manifest error.

         SECTION 7.10 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement.

         SECTION 7.11 Exclusive Benefit. The rights and remedies of the Class D Holders specified herein are for the sole and exclusive benefit, use and protection of the Class D Holders, and the Class D Holders are entitled, but shall have no duty or obligation to the Seller, the Servicer, the Trustee, the other Certificateholders or otherwise, to exercise or to refrain from exercising any right or remedy reserved to the Class D Holders hereunder or cause the Trustee or any other party to exercise or to refrain from exercising any right or remedy available to it.

         SECTION 7.12 Limitation of Remedies. (a) No Class D Holder shall have the right to cause the Class D Investor Interest or any portion thereof to become due and payable prior to any Distribution Date or other date on which amounts are payable hereunder to such Class D Holder other than as set forth in
Section 2.2 hereof and shall not attempt to exercise any of its rights hereunder with respect to Available Amounts prior to such due date or Distribution Date.

         (b) The obligations of each Class D Holder under this Agreement, or any other agreement, instrument, document or certificate executed and delivered by or issued by such Class D Holder or any officer thereof are solely the corporate obligations of such Class D Holder. No recourse shall be had for payment of any fee or other obligation or claim arising out of or relating to this Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by such Class D Holder or any officer thereof in connection therewith, against any stockholder, employee, officer, director or incorporator of such Class D Holder.

         SECTION 7.13 Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument.

         SECTION 7.14 Entire Agreement. This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         SECTION 7.15 Headings. Article, Section and subsection headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 7.16 Nonpetition Agreement. (a) Notwithstanding any prior termination of this Agreement, no Class D Holder shall, prior to the date which is one year and one day after the final payment of the Certificates, acquiesce, petition or otherwise invoke or cause the Trust or the Seller to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against the Trust or the Seller under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or the Seller or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Trust or the Seller.

         (b) Notwithstanding any prior termination of this Agreement, none of the Seller, the Servicer nor the Trustee shall acquiesce, petition or otherwise invoke or cause any Structured Holder to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against such Structured Holder under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator of other similar official of such Structured Holder or any substantial part of its property or ordering the winding up or liquidation of the affairs of such Structured Holder until the date which is one year and one day after the latest maturing Commercial Paper issued by such Structured Holder have been paid.

         SECTION 7.17 Waiver of Jury Trial. EACH OF, THE SELLER, THE SERVICER, THE TRUSTEE, AND EACH CLASS D HOLDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE CLASS D CERTIFICATES OR ANY OTHER DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE SELLER, THE SERVICER, THE TRUSTEE, OR ANY CLASS D HOLDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE CLASS D HOLDERS PURCHASING THE CLASS D CERTIFICATES DESCRIBED HEREIN.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                 SPIRIT OF AMERICA, INC., as Servicer


                  By:
                  -----------------------------------------------------------
                  Name:
                  Title:


                  CHARMING SHOPPES RECEIVABLES CORP., as Seller, as Uncovered Class D-1 Holder and as Initial Class D-2 Holder


                  By:
                  -----------------------------------------------------------
                  Name:
                  Title:


                  WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee


                  By:
                  -----------------------------------------------------------
                  Name:
                  Title:

                                                                      SCHEDULE I

                             Initial Class D Holders



Name of Initial Uncovered Class                     Initial Principal Amount of
Class D-1 Holder                                    Class D-1 Certificate
-------------------------------                     ----------------------------

Charming Shoppes Receivables Corp.                             -0-

                                                    Initial Principal Amount
Name of Initial Class D-2 Holder                    of Class D-2 Certificate
--------------------------------                    ------------------------

Charming Shoppes Receivables Corp.                        $10,500,000

                                     EXHIBIT A to Certificate Purchase Agreement

                   CHARMING SHOPPES MASTER TRUST SERIES 2002-1
                        DUE PERIOD ENDING ______________

Distribution Date:   , 200__
1.         Available Interest Amounts:

         a.       Portion of Excess Spread and Shared Excess Finance Charge
                  Collections to be paid from the Collection Account pursuant to
                  Section 4.11(m) of Article IV under Section 7 of the
                  Supplement:                                                       $____________

         b.       Amount of funds available under 2.2(b) of the Class C Purchase
                  Agreement                                                         $____________

                  Available Interest Amounts:                                       $____________

2.       Application of Available Interest Amounts:

         a.       to be applied to pay an amount equal to Class D-1 Monthly
                  Interest plus the amount of any Class D-1 Deficiency Amount plus the Covered D-1 Commitment Amount, if any, to be paid to
                  the Covered Class D-1 Holders:                                    $____________

         b.       to be applied to pay an amount equal to Uncovered Class D-1
                  Monthly Interest plus the amount of any Uncovered Class D-1
                  Deficiency Amount to be paid to the Uncovered Class D-1
                  Holders:                                                          $____________

         c.       to be applied to pay an amount equal to Class D-2 Monthly
                  Interest plus the amount of any Class D-2 Deficiency Amount to
                  be paid to the Class D-2 Holders:                                 $____________

         d.       amount of remaining Available Interest Amounts to be applied
                  as Available Additional Amounts                                   $____________

3.       Available Principal Amounts:

         a.       Portion of Available Principal Collections to be paid from the
                  Collection Account pursuant to Section 4.9(e)(i) of Article IV
                  under Section 7 of the Supplement:                                $____________

         b.       Portion of Available Principal Collections to be paid from the
                  Collection Account pursuant to Section 4.9(f)(iv) of Article
                  IV under Section 7 of the Supplement:                             $____________

         c.       Portion of Available Principal Collections to be paid from the
                  Collection Account pursuant to Section 4.9(f)(v) of Article IV
                  under Section 7 of the Supplement:                                $____________

         Available Principal Amounts:                                               $____________

4.       Application of Available Principal Amounts:

         a.       to be applied to pay an amount equal to the lesser of (i) the
                  Covered Class D-1 Investor Interest and (ii) Class D-1 Monthly
                  Principal to be paid to the Covered Class D-1 Holders:            $____________

         b.       to be applied to pay an amount equal to the Class D-1 Transfer
                  Amount to be paid to the Covered Class D-1 Holders:               $____________

         c.       to be applied to pay an amount equal to the lesser of (i) the
                  Uncovered Class D-1 Investor Interest and (ii) Class D-1
                  Monthly Principal to be paid to the Uncovered Class D-1
                  Holders:                                                          $____________

         d.       to be applied to pay an amount equal to the Class D-2 Monthly
                  Principal to be paid to the Class D-2 Holders:                    $____________

5.       Available Additional Amounts:

         a.       Portion of Excess Spread and Shared Excess Finance Charge
                  Collections to be paid from the Collection Account pursuant to
                  Section 4.11(q) of Article IV under Section 7 of the
                  Supplement:                                                       $____________

         b.       Amount of remaining Available Interest Amounts as specified in
                  2(d) above:                                                       $____________

         Available Additional Amounts:                                              $____________

6.       Application of Available Additional Amounts:

         a.       to be applied to pay an amount equal to the any Class D-1
                  Additional Interest payable to the Covered Class D Holders
                  (including any overdue Class D-1 Additional Interest) to be
                  paid to the Covered Class D-1 Holders:                            $____________

         b.       to be applied to pay amounts owed to the Covered Class D-1
                  Holders or any Funding Source pursuant to the D-1 Fee Letter and Sections 2.7 or 7.3 to be paid to the Covered Class D-1
                  Holders:                                                          $____________

         c.       to be applied to pay an amount equal to any interest,
                  including any overdue interest, in either case, on the Class
                  D-1 Principal Reduction Amount to be paid to the Covered Class
                  D-1 Holders:                                                      $____________

         d.       to be applied to pay an amount equal to any Class D-1
                  Principal Reduction Amount allocated to the Covered Class D-1
                  Investor Interest to be paid to the Covered Class D-1 Holders:    $____________

         e.       to be applied to pay any APA Shortfall to be paid to the
                  Covered Class D-1 Holders:                                        $____________

         f.       to be applied to pay any unreimbursed Covered Shortfalls to be paid to the to the Uncovered Class D-1 Holder and then to the
                  Class D-2 Holder:                                                 $____________

         g.       to be applied to pay an amount equal to the any Class D-1
                  Additional Interest (including any overdue Class D-1
                  Additional Interest) payable to the Uncovered Class D-1
                  Holders to be paid to the Uncovered Class D-1 Holder:             $____________

7.       Class D-1 Initial Investor Interest:                                       $____________

8.       Class D-2 Initial Investor Interest:                                       $____________

9.       Class D-1 Investor Interest on the Distribution Date, after giving effect to all distributions, reallocations and chargeoffs to the Class
         D-1 Holders on the Distribution Date:                                      $____________

         a.       Covered Class D-1 Investor Interest on the Distribution Date,
                  after giving effect to all distributions, reallocations and
                  chargeoffs thereto on the Distribution Date:                      $____________

         b.       Uncovered Class D-1 Investor Interest on the Distribution
                  Date, after giving effect to all distributions, reallocations
                  and chargeoffs thereto on the Distribution Date:                  $____________

10.      Class D-2 Investor Interest on the Distribution Date, after giving effect to all distributions, reallocations and chargeoffs to the Class
         D-2 Holders on the Distribution Date:                                      $____________

                                     EXHIBIT B to Certificate Purchase Agreement




                      Form of Notice of Retransfer Funding

                             [____________ __, ____]

To:      [Name of Covered Class D-1 Holder]
         [Address]
         [Contact:                 ]
         [Telephone:               ]
         [Facsimile:               ]

         Reference is hereby made to the Certificate Purchase Agreement, dated as of November 22, 2002 (as amended, supplemented or otherwise modified and in effect on the date hereof, the "Purchase Agreement"), among Wachovia Bank, National Association, as Trustee, Charming Shoppes Receivables Corp., as Seller, Spirit of America, Inc. and the Class D Holders referred to therein. Capitalized terms used in this Notice of Retransfer Funding and not otherwise defined herein shall have the meanings assigned thereto in the Purchase Agreement.

         This letter constitutes a Notice of Retransfer Funding delivered pursuant to Section 3.2 of the Purchase Agreement.

A.       Distribution Date of required payment under Section 3.2 of Class D
         Purchase Agreement:.................... ...............   _____________

B.       Amount of required retransfer..........................   $____________

C.       Covered Class D-1 Investor Interest after giving effect to required
         retransfer.............................................   $____________

D.       Class D-1 Initial Investor Interest....................   $____________

E.       Remaining potential retransfer amount (D. minus C).....   $____________

         Each of the Seller and Servicer hereby certifies as follows:

         (i) the representations and warranties contained of it made in the Pooling and Servicing Agreement and the Supplement are true and correct in all material respects as of the date hereof (except to the extent they expressly relate to an earlier date or later time);

         (ii) it is in compliance in all material respects with all of its covenants contained in the Pooling and Servicing Agreement, the Supplement and the Agreement; and

         (iii) no Early Amortization Event, Servicer Default or event which with the giving of notice or passage of time or both could become an Early Amortization Event or Servicer Default shall have occurred and be continuing.

         IN WITNESS WHEREOF, each of the undersigned has caused this Notice of Retransfer Funding to be executed by its duly authorized officer as of the date first above written.

                             SPIRIT OF AMERICA, INC.


                             By:   ____________________________

                             Name: ____________________________

                             Title:____________________________



                             CHARMING SHOPPES RECEIVABLES CORP.


                             By:   ____________________________

                             Name: ____________________________

                             Title:____________________________

                                     Exhibit C to Certificate Purchase Agreement


                         [FORM OF REPRESENTATION LETTER]

                                                                     [Date]

Wachovia Bank, National Association
123 South Broad Street, M.B.O., 18th Floor
Philadelphia, PA 19109
Attn: Corporate Trust Administration

Charming Shoppes Receivables Corp.
c/o Charming Shoppes, Inc.
450 Winks Lane
Bensalem, PA 19020

         Re:     Purchase of $  principal amount of Charming Shoppes
                 Master Trust Series 2002-1 Asset Backed Certificates, Class D-1

Ladies and Gentlemen:

         In connection with our purchase of the above Asset Backed Certificates (the "Certificates") pursuant to that certain Certificate Purchase Agreement, dated as of November 22, 2002 (the "Class D CPA"), among Wachovia Bank, National Association, as Trustee, Charming Shoppes Receivables Corp., as Seller, Spirit of America, Inc., as Servicer and the Class D Holders described therein), we (the "Purchaser") confirm that:

         (i) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), and are being sold to us in a transaction that is exempt from the registration requirements of the 1933 Act and of any applicable state securities laws;

         (ii) any information we desire concerning the Certificates or any other matter relevant to our decision to purchase the Certificates is or has been made available to us;

         (iii) we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates, and we (and any account for which we are purchasing) are able to bear the economic risk of an investment in the Certificates;

         (iv) we are a qualified institutional buyer as defined in Rule 144A promulgated under the 1933 Act (a "QIB") that is purchasing for its own account or for the account of a QIB, in either case, and have completed one of the forms of certification to that effect attached hereto as Annex 1 or Annex 2 (each, a "Certification Form");

         (v) we will not make any general solicitation or general advertising for the offer or sale of our Certificate and will not transfer our Certificates (or any portion thereof) to any Person except to a U.S. Person (as defined in
                  Section 7701(a)(30) of the Code) within the United States which we reasonably believes is a QIB that is purchasing (1) for its own account or (2) for the account of a QIB, and, in such case, unless such Person shall have delivered to us a purchaser representation letter substantially in the form hereof;

         (vi) we are either (i) not acquiring such Certificates with the assets of an "employee benefit plan" whether or not subject to ERISA or any "plan" described in Section 4975(e)(1) of the Code or any entity deemed to hold "plan assets" of any of the foregoing by reason of an employee benefit plan's or other plan's investment in such entity (each, a "Benefit Plan Investor") or (ii) an insurance company purchasing the Certificates with assets of our general account, and at the time of acquisition and throughout the period of holding, (a) we meet all of the requirements of and are eligible for exemptive relief under Prohibited Transaction Class Exemption 95-60; (b) less than 25% of the assets of that general account are assets of a Benefit Plan Investor; and (c) we are not a servicer to the Trust or an affiliate of a servicer to the Trust, and would not otherwise be excluded under 29 CFR
                  Section 2510.3-101(f)(1);

         (vii) no registration with consent or approval of or other action by any federal, state or other governmental authority or regulatory body having jurisdiction over it is required in connection with the execution, delivery or performance by it of the Class D CPA;

         (viii)   we are each 1 Private Holder;

         (ix) we covenant and agree to maintain as confidential and not disclose to any Person (other than any officer, employee, agent, counsel, advisor or representative of a party hereto) all information relating to the Trust, the Seller or the Servicer which we obtained in connection with the transactions contemplated hereby, except as the Trustee, the Seller or the Servicer may have consented to in writing prior to any proposed disclosure or except as it may have been advised by counsel is (i) required by law, including, without limitation, any securities or banking laws, rules, orders or regulations or (ii) reasonably necessary or desirable in connection with any lawsuit or governmental investigation or proceeding; and

         (x) we understand that the Certificates will bear a legend to substantially the following effect:

                  "THIS CERTIFICATE WAS ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY BE SOLD ONLY PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE ACT OR AN EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE ACT. IN ADDITION, THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. A COPY OF

         THE POOLING AND SERVICING AGREEMENT WILL BE FURNISHED TO THE HOLDER OF THIS CERTIFICATE BY THE TRUSTEE UPON WRITTEN REQUEST.

                  THIS CERTIFICATE, OR AN INTEREST HEREIN, MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF ANY EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), WHETHER OR NOT SUBJECT TO ERISA, OR A PLAN THAT IS DESCRIBED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT (EACH, A "BENEFIT PLAN"), OR BY OR FOR THE ACCOUNT OF ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE ANY BENEFIT PLAN ASSETS BY REASON OF A BENEFIT PLAN'S INVESTMENT IN SUCH ENTITY. BY ACQUIRING THIS CERTIFICATE OR AN INTEREST HEREIN, THE PURCHASER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) IT IS NOT A BENEFIT PLAN INVESTOR, AND THAT ITS ACQUISITION OF THIS CERTIFICATE OR AN INTEREST HEREIN IS IN COMPLIANCE WITH THE FOREGOING RESTRICTIONS ON BENEFIT PLAN ASSETS OR (II) IT IS AN INSURANCE COMPANY PURCHASING THIS CERTIFICATE OR INTEREST HEREIN WITH ASSETS OF ITS GENERAL ACCOUNT, AND AT THE TIME OF ACQUISITION AND THROUGHOUT THE PERIOD OF HOLDING, (A) IT MEETS ALL OF THE REQUIREMENTS OF AND IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, (B) LESS THAN 25% OF THE ASSETS OF SUCH ACCOUNT ARE BENEFIT PLAN ASSETS AND (C) IT IS NOT A SERVICER TO THE TRUST OR AN AFFILIATE OF SUCH SERVICER, AND WOULD NOT OTHERWISE BE EXCLUDED UNDER 29 CFR 2510.3-101(f)(1).

                  NEITHER THIS CERTIFICATE, NOR ANY PORTION OF THIS CERTIFICATE, MAY BE TRANSFERRED (X) IF AFTER GIVING EFFECT TO THE EXECUTION OR TRANSFER OF SUCH CERTIFICATE, THERE WOULD BE MORE THAN (I) 5 PRIVATE HOLDERS OF CLASS D CERTIFICATES OR (II) 100 PRIVATE HOLDERS, OR (Y) ON OR THROUGH (I) AN "ESTABLISHED SECURITIES MARKET" WITHIN THE MEANING OF
         SECTION 7704(b)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND ANY PROPOSED, TEMPORARY OR FINAL TREASURY REGULATION THEREUNDER, INCLUDING, WITHOUT LIMITATION, AN OVER-THE-COUNTER-MARKET OR AN INTERDEALER QUOTATIONS SYSTEM THAT REGULARLY DISSEMINATES FIRM BUY OR SELL QUOTATIONS OR (II) "SECONDARY MARKET" OR "SUBSTANTIAL EQUIVALENT THEREOF" WITHIN THE MEANING OF SECTION 7704(b)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND ANY PROPOSED, TEMPORARY OR FINAL TREASURY REGULATION THEREUNDER, INCLUDING A MARKET WHEREIN INTERESTS IN THE TRUST ARE REGULARLY QUOTED BY ANY PERSON MAKING A MARKET IN SUCH INTERESTS AND A MARKET WHEREIN ANY PERSON REGULARLY MAKES AVAILABLE BID OR OFFER QUOTES WITH RESPECT TO INTEREST IN THE TRUST AND STANDS READY TO EFFECT BUY OR SELL TRANSACTIONS AT THE QUOTED PRICES FOR ITSELF OR ON

         BEHALF OF OTHERS. ANY ATTEMPTED TRANSFER, ASSIGNMENT, CONVEYANCE, PARTICIPATION OR SUBDIVISION IN CONTRAVENTION OF THE PRECEDING RESTRICTIONS, AS REASONABLY DETERMINED BY THE SELLER, SHALL BE VOID AB INITIO AND THE PURPORTED TRANSFEROR, SELLER, OR SUBDIVIDER OF SUCH CERTIFICATE SHALL BE CONSTRUED TO BE TREATED AS THE CERTIFICATEHOLDER OF ANY SUCH CERTIFICATE FOR ALL PURPOSES OF THE POOLING AND SERVICING AGREEMENT AS DEFINED IN THE CLASS D CPA"

         The Seller and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                          Very truly yours,


                                          [Name of Purchaser]




                                           By:______________________________
                                                 (Authorized Officer)

                                                            Annex 1 to Exhibit C

            Qualified Institutional Buyer Status Under SEC Rule 144A
                    (Buyers other than investment companies)

Wachovia Bank, National Association
123 South Broad Street, M.B.O., 18th Floor
Philadelphia, PA 19109
Attn: Corporate Trust Administration

Charming Shoppes Receivables Corp.
c/o Charming Shoppes, Inc.
450 Winks Lane
Bensalem, PA 19020

[Transferring Class D Holder]


         Name of Buyer:______________________________ ("Buyer")

         I hereby certify that as indicated below, I am the duly-authorized President, Chief Financial Officer, Vice President or other executive officer of Buyer.

         In connection with purchases of securities by Buyer, I hereby certify to you and, if you act as broker for one or more customers, to such customers, that Buyer is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) Buyer owned and/or invested on a discretionary basis $_______(1) in securities (except for the excluded securities referred to below) as of the end of Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) Buyer satisfies the criteria in the category marked below:

[ ] Corporation, etc. Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

[ ] Bank. Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as
____________________

         1. Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities of issuers that are not affiliated with the Buyer, unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities of issuers that are not affiliated with the Buyer.

                  demonstrated in its latest annual financial statements, a copy of which is attached hereto.

[ ] Savings and Loan. Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institution or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

[ ]               Broker-dealer. Buyer is a dealer registered pursuant to
                  Section 15 of the Securities Exchange Act of 1934.

[ ] Insurance Company. Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

[ ] State or Local Plan. Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of a State or its political subdivisions, for the benefit of its employees.

[ ] Investment Advisor. Buyer is an investment advisor registered under the Investment Advisers Act of 1940.

         The term "securities" as used herein does not include (i) securities of issuers that are affiliated with Buyer, (ii) securities that are part of an unsold allotment to or subscription by Buyer (if Buyer is a dealer), (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement, and (viii) currency, interest rate and commodity swaps.

         For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis, Buyer used the cost of such securities to Buyer and did not include any of the securities referred to in the preceding paragraph.

         Further, in determining such aggregate amount, Buyer may have included securities owned by subsidiaries of Buyer, but only if such subsidiaries are consolidated with Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under Buyer's direction. However, such securities were not included if Buyer is a majority-owned, consolidated subsidiary of another enterprise and Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

         Buyer acknowledges that it is familiar with Rule 144A and understands that you and your customers (if you act as a broker for one or more customers) are and will continue to rely on the statements made herein because one or more sales by you for your own account of your customer's account to Buyer may be in reliance on Rule 144A.

Will Buyer be purchasing Rule 144A securities only for Buyer's
own account?                        _____     _____
                                     Yes       No

If the answer to this question is "no", Buyer agrees that, in connection with any purchase of securities sold to Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, Buyer agrees that Buyer will not purchase securities for a third party unless Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

         Buyer agrees to notify you of any changes in the information and conclusions herein. Until such notice is given to you, Buyer's purchase of securities from you, or through you from your customers, will constitute a reaffirmation of the foregoing certifications and acknowledgments as of the date of such purchase.

         Further, if Buyer is a bank or savings and loan as provided above, Buyer agrees that it will furnish you with updated annual financial statements promptly after they become available.

Date:______________________

                                           Very truly yours,

                                           [Print Name of Buyer]


                                           By:__________________________________

                                              Name:
                                              Title:

                                                            Annex 2 to Exhibit C

Wachovia Bank, National Association
123 South Broad Street, M.B.O., 18th Floor
Philadelphia, PA 19109
Attn: Corporate Trust Administration

Charming Shoppes Receivables Corp.
c/o Charming Shoppes, Inc.
450 Winks Lane
Bensalem, PA 19020


         Name of Buyer:______________________________ ("Buyer")

         Name of Investment Adviser:____________________________ ("Adviser")

         I hereby certify that, as indicated below, I am the duly-authorized President, Chief Financial Officer or Vice President of Buyer or, if Buyer is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), of Adviser.

         In connection with purchases of securities by Buyer, I hereby certify to you and, if you act as broker for one or more customers, to such customers, that Buyer is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933 ( "Rule 144A") because (i) Buyer is an investment company registered under the Investment Company Act of 1940 and (ii) as marked below, Buyer alone, or Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of Buyer's most recent fiscal year.

_____ Buyer owned $________ in securities (other than the excluded securities referred to below) as of the end of Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
              144A).

______ Buyer is part of a Family of Investment Companies which owned in the aggregate $_____ in securities (other than the excluded securities referred to below) as of the end of Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
              144A).

For purposes of determining the amount of securities owned by Buyer or Buyer's Family of Investment Companies, I used the cost of such securities.

         The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

         The term "securities" as used herein does not include (i) securities of issuers that are affiliated with Buyer or are part of Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

         On behalf of Buyer, I acknowledge that Buyer is familiar with Rule 144A and understands that you and your customers (if you act as a broker for one or more customers) are and will continue to rely on the statements made herein because one or more sales to Buyer by you for your own account or your customer's account will be in reliance on Rule 144A. In addition, on behalf of Buyer, I agree that, in connection with any purchase of securities sold by or through you in reliance on Rule 144A, Buyer will only purchase for Buyer's own account.

         Finally, on behalf of Buyer or Adviser (as appropriate), I also agree to notify you of any changes in the information and conclusions herein. Until such notice is given to you, Buyer's purchase of securities from you, or through you from your customers, will constitute a reaffirmation of the foregoing certifications and acknowledgments as of the date of such purchase.

Date:______________________________

                                   Very truly yours,


                                   ____________________________
                                   Name:
                                   Title:


                                   On behalf of:
                                   [Name of Buyer/Adviser]

                                Table of Contents
                                                                            Page

                                    ARTICLE I
                                   Definitions

SECTION 1.1   Defined Terms....................................................1

SECTION 1.2   Other Definitional Provisions....................................8

                                ARTICLE II
                 Amount and Terms of Class D Certificates

SECTION 2.1   Purchase.........................................................8

SECTION 2.2   Distributions....................................................9

SECTION 2.3   Interest Rate; Payment Dates....................................11

SECTION 2.4   Payments........................................................12

SECTION 2.5   Allocation of Reductions to Class D-1 Investor Interest.........12

SECTION 2.6   Nonrecourse and Recourse Obligations; Obligations Absolute......12

SECTION 2.7   Increased Cost, Reduced Return and Taxes........................12

                                ARTICLE III
                Required Transfers and Required Retransfers

SECTION 3.1   Transfers to Uncovered Class D-1 Holder.........................15

SECTION 3.2   Transfers to Covered Class D-1 Holder...........................15

                                ARTICLE IV
                           Conditions Precedent

SECTION 4.1   Representations and Warranties..................................16

SECTION 4.2   Documents.......................................................16

SECTION 4.3   Related Agreements..............................................16

SECTION 4.4   Accountants' Letter.............................................16

SECTION 4.5   Certificate Issuance............................................16

SECTION 4.6   Officer's Certificates..........................................17

SECTION 4.7   Additional Documents............................................17

                                 ARTICLE V
                   Covenants of the Seller and Servicer

SECTION 5.1   Certificates....................................................17

SECTION 5.2   Monthly Status Reports..........................................17

SECTION 5.3   Servicer Default................................................17

                             Table of Contents
                                (continued)
                                                                            Page

SECTION 5.4   Reassignment of Certificates....................................17

SECTION 5.5   Rule 144A Information...........................................17

SECTION 5.6   Amendment.......................................................18

SECTION 5.7   Trigger Increase Event..........................................18

                                   ARTICLE VI
        Representations, Warranties and Covenants of the Initial Class D
                             Holders and the Trustee

SECTION 6.1   Representations, Warranties and Covenants of the Class D Holder.18

SECTION 6.2   Representations, Warranties and Covenants of the Trustee........19

                           ARTICLE VII
                          Miscellaneous

SECTION 7.1   Amendments and Waivers..........................................20

SECTION 7.2   Servicer Transfer...............................................20

SECTION 7.3   Fees and Expenses...............................................20

SECTION 7.5   No Waiver.......................................................21

SECTION 7.6   Severability....................................................21

SECTION 7.7   Termination.....................................................21

SECTION 7.8   Transfer Restrictions...........................................21

SECTION 7.9   Notices.........................................................22

SECTION 7.10  Survival of Representations and Warranties......................22

SECTION 7.11  Exclusive Benefit...............................................22

SECTION 7.12  Limitation of Remedies..........................................22

SECTION 7.13  Counterparts....................................................23

SECTION 7.14  Entire Agreement................................................23

SECTION 7.15  Headings........................................................23

SECTION 7.16  Nonpetition Agreement...........................................23

SECTION 7.17  Waiver of Jury Trial............................................24



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